UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2006

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	000-51369	83-0395247
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

95 Elm Street, West Springfield, Massachusetts	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On May 5, 2006, United Bank (the “Bank”), the principal operating subsidiary of United Financial Bancorp, Inc. (the “Registrant”), entered into a Separation Agreement and General Release (the “Agreement”) with its former Executive Vice President and Chief Financial Officer, Mr. Donald F.X. Lynch. The Agreement was effective on May 13, 2006.

The Agreement provides that Mr. Lynch will receive a lump sum payment of one year’s salary (less appropriate taxes and deductions), his 2005 bonus, the continuation for one year of his health and dental insurance, and the transfer to Mr. Lynch of ownership of his company car. Additionally, pursuant to the Agreement, the Bank amended Mr. Lynch’s Supplemental Executive Retirement Plan to permit him to receive early retirement benefits under the plan regardless of the fact that Mr. Lynch’s separation date occurred prior to his attaining age 62. The Agreement also provides for a mutual release by the Bank and Mr. Lynch from claims against the other.

Mr. Lynch’s departure from the Registrant and the Bank was previously announced by the Registrant in a Form 8-K filed on March 10, 2006.

The Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)       Financial statements of businesses acquired: Not Applicable.

(b)                         Pro forma financial information: Not Applicable.

(c)                          Shell Company Transactions: Not Applicable

(d)                         Exhibit:    Exhibit 10.1:   Separation Agreement and General Release with Donald F.X. Lynch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE:	May 16, 2006	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer